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                                                                   Exhibit 10.12



                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT (the "Agreement") is made and entered into as of the 1st day of November, 1999 by and between Medical Staffing Network, Inc., a Delaware corporation located at 3111 North University Drive, Suite 406, Coral Springs, Florida 33065 (the "Company"), and Jeffrey Jacobsen, an individual residing at 506 Danny Drive, Shorewood, Illinois 60431 (the "Employee").

         1. EMPLOYMENT. As of the date of this Agreement, Company shall employ Employee as Vice President of Operations for Allied Health Services at the offices of Company located in North Aurora, Illinois.

         2. DUTIES. Employee shall perform such duties as are reasonably requested by Company from time to time. Employee shall perform such duties during the business hours of Company, and as otherwise reasonably requested from time to time by Company. In the event that additional time is required for Employee to complete his duties hereunder, he shall not be entitled to any additional salary or other payments. It is contemplated by the parties that Employee shall devote substantially all of his time, attention and efforts during Company's business hours in performing his duties hereunder. Employee will devote his utmost knowledge and best skill to the duties entrusted to him hereunder. Employee shall comply with all policies, standards and procedures of Company. Employee acknowledges and agrees that during the term of this Agreement, he shall not perform any services for or otherwise be employed by Professional Search Network Recruiters, Inc.

         3. PLACE OF EMPLOYMENT. Employee shall perform such duties set forth above at Company's North Aurora, Illinois office and shall not be relocated by Company without Employee's consent, which consent shall not be unreasonably withheld; PROVIDED, HOWEVER, that Employee agrees to undertake such reasonable business travel as may be required to fulfill the duties set forth above.

         4. TERM. The term of this Agreement shall be thirty-six (36) months commencing on November 1, 1999 and shall continue through and include October 31, 2002 (the "Term"), This Agreement may be renewed upon the mutual written agreement of the parties hereto.

         5. TERMINATE WITHOUT CAUSE. This Agreement shall terminate upon Employee's physical disability or mental incapacity, by reason of sickness, injury or any other cause that prevents Employee from performing his duties set forth above for a period of more than thirty (30) days, or immediately upon Employee's death. In addition, either party may terminate this Agreement without cause upon thirty (30) days' written notice; PROVIDED, HOWEVER, that neither party shall have the right
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to terminate this Agreement without cause during the first twenty-four (24)
months of this Agreement.

         6. TERMINATION FOR CAUSE.

                  (a) BY COMPANY. Company may immediately terminate this Agreement, at any time, for cause. Cause for termination by Company shall be limited to the following events:

                           (i) Employee's material breach of this Agreement or
                  the Confidential Information and Noncompete Agreement ("Confidential Information and Noncompete Agreement") of even date among Company, MTS Staffing Resource, Inc., Michael A. Blaho, Akiko Blaho, G. Thomas Leach and Employee and, if such breach is curable, Employee's failure to cure such breach within ten (10) days of written notice thereof;

                           (ii) violation by Employee of any of Company's
                  policies set forth in written policy or personnel manuals and, if such violation is curable, Employee's failure to cure such violation within ten (10) days of written notice thereof;

                           (iii) Employee's willful failure to comply with all
                  laws of the United States, the State of Illinois, and all other governmental bodies having jurisdiction over him (other than Employee's failure to observe traffic laws which do not involve the possible imposition of jail sentences);

                           (iv) acts of moral turpitude by Employee which may
                  damage his reputation or that of Company;

                           (v) Employee's failure, refusal or inability to
                  perform the duties set forth above, and, if such failure, refusal or inability to perform is curable Employee's failure to cure within ten (10) days of written notice thereof; or

                           (vi) fraud, misappropriation or embezzlement by
                  Employee.

                  (b) BY EMPLOYEE. Employee may terminate this Agreement, at any time, for cause. Cause for termination by Employee shall be limited to the following events:

                           (i) Employer's material breach of this Agreement; or

                           (ii) Employer's willful failure to comply with all
                  laws of the United States, the State of Illinois, and all other governmental bodies having jurisdiction over it.


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Upon the termination of this Agreement pursuant to either Section 5 or Section 6 of this Agreement, all obligations of Company arising under this Agreement, other than its obligation to pay, if applicable, (i) accrued but unpaid salary,
(ii) accrued vacation, personal or sick days, (iii) accrued but unpaid Incentive Bonuses (as defined below) and (iv) accrued but unpaid New Allied Location Bonuses (as defined below) (collectively, "Final Compensation") shall thereupon cease. The Company shall pay the Employee the Final Compensation less any federal, state, local or other taxes required to be withheld by the Company pursuant to law or governmental regulation or ruling within 45 days after the effective date of the Employee's termination

         7. COMPENSATION. For all services rendered by Employee pursuant to this Agreement, Company shall pay Employee salary payments equal to $125,000 per year, payable in accordance with the Company's normal payroll practices. All salary payments shall be subject to federal withholding and other applicable taxes. If Employee's employment is terminated, the actual salary payments made to Employee shall be pro-rated based upon the number of days that Employee is actually employed by Company for such month.

         Employee will be entitled to a bonus of $18,750 ("Incentive Bonus") for each calendar quarter that the Company's MTS Division attains its quarterly budgeted net income as set forth in a budget for the MTS Division approved by the Company's Board of Directors. One-half of the Incentive Bonus for each calendar quarter shall be paid to the Employee within 30 days after the end of the quarter in which the Incentive Bonus is earned and one-half of the Incentive Bonus for each calendar quarter shall be retained by the Company and shall earn compounded interest at a rate of 6% per annum (the "Accumulated Incentive Bonus") until the end of the Term. If the Employee remains employed by the Company until the end of the Term, the Company shall pay the Accumulated Incentive Bonus less any federal, state, local or other taxes required to be withheld by the Company pursuant to law or governmental regulation or ruling to the Employee within 30 days after the end of the Term.

         In addition, Employee shall receive a bonus ("New Allied Location Bonus") for each location where (i) Employee successfully introduces and manages an allied staffing product line ("New Allied Location") and (ii) in any fiscal quarter, quarterly sales for the applicable New Allied Location are equal to or greater than $325,000 and gross margin for the applicable New Allied Location is equal to or greater than 35% ("Bonus Objectives"). For each New Allied Location satisfying the Bonus Objectives during fiscal years 2000, 2001 and 2002, the Company shall pay the Employee within 90 days after the Bonus Objectives are met for the applicable year as follows:

         Fiscal Year 2000          Bonus of $12,500 plus an option to purchase
                                   2,500 shares of Common Stock of MSN
                                   Holdings, Inc. at a price of $7.00 per share


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         Fiscal Year 2001          Bonus of $12,500 plus an option to purchase
                                   2,500 shares of Common Stock of MSN
                                   Holdings, Inc. at a price of $8.00 per share

         Fiscal Year 2002          Bonus of $12,500

         All payments of New Allied Location Bonuses shall be net of any federal, state, local or other taxes required to be withheld by the Company pursuant to law or governmental regulation or ruling.

         Upon the Employee's death or Disability (as defined below) or termination of this Agreement pursuant to Section 6(b), the Company shall pay any earned Accumulated Incentive Bonus and New Allied Location Bonuses not previously paid to the Employee less any federal, state, local or other taxes required to be withheld by the Company pursuant to law or governmental regulation or ruling to the Employee or his estate, as the case may be, within 30 days after the effective date of the Employee's termination. If the Employee's employment is terminated for any reason other than those described in the previous sentence, Employee shall not be entitled to receive any of the Accumulated Incentive Bonus. For purposes of this Agreement, "Disability" means physical or mental disability, which disability is expected to be of long or indefinite duration and prevents the Executive from performing his duties under this Agreement. All determinations of Disability made by the Company pursuant to the Company's Long Term Disability Insurance Policy, if any, shall be determinative of Disability under this Agreement. If the Company does not have a Long Term Disability Insurance Policy, Disability shall be determined by the unanimous decision of two physicians, one selected by the Employee and one selected by the Company. If the two physicians are unable to agree on the determination, they shall appoint a third physician whose determination shall be final and binding on the parties.

         8. VACATIONS, PERSONAL, SICK OR CONTINUING EDUCATION LEAVES OF ABSENCE. Employee shall be entitled to an aggregate fifteen (15) business days of paid vacation, personal or sick days and continuing education leaves of absence each year during the term of this Agreement. Such days shall be accrued by Employee on a pro-rata basis over the actual period of his employment. Notwithstanding the foregoing, Employee shall not be entitled to utilize any accrued vacation, personal or sick days or continuing education leaves of absence for the first month of the term of this Agreement. Employee shall submit all requests for vacation or personal days and continuing education leaves of absence for a continuous period of five (5) days or more to Company's President at least fifteen (15) days prior to the proposed vacation or personal days or leaves of absence and such requests shall be subject to the reasonable approval of the Company's President. For the purposes of this paragraph, the term "business day" is defined as a Monday through Friday during which Company is open for business. Unused vacations or leaves of absence may not be carried over from one employment year to another and may not be used after the date that this Agreement terminates. Additional compensation will not be paid for unused vacation, personal or sick days or continuing education leaves of absence.


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         9. OTHER BENEFITS.

         (a) REIMBURSABLE EXPENSES. Company shall reimburse Employee for ordinary and necessary business expenses incurred by Employee in the performance of his duties hereunder if such expenses have been pre-approved by the Company's president or if reimbursement is otherwise appropriate in accordance with the Company's established policies and if Employee provides verification of such expenses as Company may require.

         (b) AUTOMOBILE ALLOWANCE. The Company shall pay the Employee a monthly automobile allowance of $350, plus fuel, maintenance and insurance costs incurred by the Employee in connection with his automobile.

         (c) EQUIPMENT. The Company shall provide and pay the monthly charges arising in connection with the Employee's business use of a cellular telephone, pager and personal computer.

         (d) EMPLOYEE BENEFITS. The Company shall provide health, life and disability insurance coverage and other benefits to the Employee on a basis consistent with that provided by the Company to its other executive employees.

         10. COMPANY'S AUTHORITY. Company shall exercise direction over and give support to Employee with respect to standards, policies, record keeping, procedures, and fees to be charged.

         11. CONFIDENTIAL INFORMATION AND NONCOMPETE AGREEMENT. Contemporaneously with the execution of this Agreement, Employee and Company have also entered into the Confidential Information and Noncompete Agreement which limits Employee's ability to utilize Company's confidential information and procedures and Employee's ability to compete with Company. The parties acknowledge and agree that the terms and conditions of the Confidential Information and Noncompete Agreement shall survive the termination of this Agreement, for any reason whatsoever, and that Employee's execution of the Confidential Information and Noncompete Agreement was a material inducement to Company's execution of this Agreement.

         12. "KEY MAN" INSURANCE. Employee agrees to cooperate in connection with any application by Company to obtain "key man" insurance on the life of Employee.

         13. MISCELLANEOUS PROVISIONS.

         (a) INTERPRETATION. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, and venue of any legal proceeding seeking enforcement of any provision of this Agreement shall lie exclusively in Broward County, Florida. If any provision of this Agreement is deemed to be invalid, the invalidity of such provision shall not affect or invalidate the other provisions of this Agreement. This


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Agreement cannot be altered or modified except by a written instrument signed by all of the parties. Time is of the essence of this Agreement.

         (b) ATTORNEYS' FEES. In connection with any litigation, including trial, appellate or bankruptcy proceedings in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs from the non-prevailing party.

         (c) MULTIPLE COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be considered to be an original agreement, but all of which, when taken together, shall constitute one and the same agreement.

         (d) NOTICES. Any notice or other communication between the parties with respect to this Agreement shall be written and shall become operative when it is hand delivered or three days after it has been mailed by certified mail, return receipt requested to the addresses set forth above, or such other address as may be designated and noticed to the other party by the addressee.

         (e) ASSIGNMENT. This Agreement binds and inures to the benefit of the heirs, personal representatives, successors and assigns of the parties, including any survivor of Company by merger, consolidation, share exchange or combination with any other entity. Notwithstanding the foregoing, the assignment or delegation by Employee of any of his rights or obligations hereunder is expressly prohibited.

         (f) ENTIRE AGREEMENT. This Agreement, together with the Confidential Information and Noncompete Agreement, constitute the entire agreement of the parties and supersede and replace any previous verbal or written agreements.





                           [SIGNATURES ON NEXT PAGE.]

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EXECUTED as of the date first recited above.

MEDICAL STAFFING NETWORK, INC.


By: /s/ Robert J. Adamson                   /s/ Jeffrey Jacobsen
   ------------------------------------     ------------------------------------
    Robert J. Adamson, President            Jeffrey Jacobsen, Individually

FOR PURPOSES OF THE OBLIGATION TO
AWARD STOCK OPTIONS CONTAINED IN
SECTION 7 ONLY:

MSN HOLDINGS, INC.


By:  /s/ Robert J. Adamson
    ------------------------------------
     Robert J. Adamson, President



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